Exhibit 10.35

Crunch Holding Corp.

One Old Bloomfield

Mountain Lakes, New Jersey 07046

Mr. Roger Deromedi

As of July 13, 2009

Amendment to Director Agreement

On April 2, 2007, you and Crunch Holding Corp. (the “Company”) entered into the Director Services Agreement, dated April 2, 2007 (the “Services Agreement”) pursuant to which you currently serve as the Executive Director of the Company and the Executive Chairman of the Management Committee of both the Company and Peak Holdings LLC (“Holdings”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Services Agreement.

Notwithstanding anything to the contrary in the Services Agreement, the Company and you hereby agree, as follows:

1. The Services Agreement is amended to provide that you shall serve as the non-executive director of the Company and certain of its affiliates instead of executive director and all references in the Services Agreement to “Executive Chairman” or “executive director” shall be replaced with “Non-Executive Chairman” or “non-executive director,” as applicable, effective as of July 13, 2009.

2. Your Annual Fee shall be reduced from $310,000 to $155,000 for all purposes of the Services Agreement, effective as of July 13, 2009. This Annual Fee may be paid bi-weekly, consistent with the Company’s payroll policy for salaried employees. You shall remain eligible to earn an annual bonus award (an “Annual Bonus”) in such amount, if any, as may be determined in the sole discretion of the Board, of 66.7 percent of the actual Annual Fee paid in each full fiscal year (“Target Annual Bonus”).

You agree and acknowledge that the changes in your title, compensation, and role at the Company were mutually agreed upon and, therefore, there are no grounds for a claim of Constructive Termination pursuant to the terms of the Services Agreement.

Except as otherwise expressly provided herein, all other provisions of the Services Agreement remain unchanged and are hereby ratified by the Company and you and shall remain in full force and effect.

Please indicate your agreement to the amendments set forth above in the space provided for your signature below.

Very truly yours, Crunch Holding Corp.

/s/ M. KELLEY MAGGS
By: M. Kelley Maggs Title: Senior Vice President

Agreed to this 31st day of July, 2009

/s/ ROGER DEROMEDI
Roger Deromedi